                                                                    EXHIBIT 99.1


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined balance sheet as of March 31, 2000 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000, which we refer to as the Pro Forma Financial Information, present the pro forma effect of PSINet's acquisitions of Metamor Worldwide, Inc. (Metamor), Transaction Network Services, Inc. (TNI), certain other acquisitions, capital raising activity of PSINet since January 1, 2000 and the exchange of PSINet common stock for a portion of its outstanding Series C preferred stock described below.

   The objective of Pro Forma Financial Information is to provide investors with information about the continuing impact of particular completed or probable transactions by indicating how the transactions might have affected historical financial statements had they occurred at an earlier date.

   Under the terms of the merger agreement with Metamor entered into on March 21, 2000, the aggregate consideration paid to Metamor stockholders consisted of approximately 31.7 million shares of PSINet's common stock (at a conversion ratio of 0.9 shares of PSINet's common stock for each share of Metamor's common stock outstanding), which represents an aggregate value of approximately $1.38 billion, based upon an average price per share of PSINet's common stock of $43.35 for the period from March 20, 2000 through March 24, 2000. PSINet also assumed options to acquire approximately 4.3 million shares of Metamor common stock which, under the terms of the merger agreement, will be exercisable into approximately 3.9 million shares of PSINet's common stock and represent an aggregate fair value of approximately $134.0 million. Simultaneously with the merger, PSINet invested $50.0 million in a convertible note that will convert into 8 1/2% convertible preferred stock of Xpedior, a majority owned subsidiary of Metamor. The source of the cash for the investment in Xpedior was cash on hand.

   On November 23, 1999, PSINet acquired TNI. PSINet paid shareholders of TNI aggregate consideration of approximately $339.3 million in cash and approximately 15.2 million shares of PSINet common stock, which represented an aggregate value of approximately $347.7 million, based upon a price per share of PSINet common stock of $22.859 at the time we entered the definitive agreement with TNI. PSINet also assumed options to acquire approximately 463,000 shares of TNI common stock which, at the time we entered into the definitive agreement, were exercisable into 926,000 shares of PSINet common stock and represented an aggregate fair value of approximately $13.0 million. PSINet also repaid outstanding principal and interest under TNI's revolving credit facility in the amount of $52.1 million as a condition to closing. The source of the cash consideration for the TNI merger and the cash for the repayment of the TNI revolving credit facility obligation was cash on hand.

   In addition to the TNI merger, during the year ended December 31, 1999, PSINet completed a total of 43 acquisitions for aggregate purchase prices and related payments of approximately $247.0 million exclusive of assumed debt.

   In February 2000, PSINet completed an offering of 16.5 million shares of 7% Series D cumulative convertible preferred stock ("Series D preferred stock") for net proceeds of approximately $740.2 million after expenses (excluding amounts paid by the purchasers of the Series D preferred stock into the deposit account that is not an asset of PSINet).

   In February and March 2000, PSINet exchanged approximately 8.2 million newly issued shares of its common stock for an aggregate of approximately 4.6 million shares of its Series C preferred stock through individually negotiated transactions with a limited number of holders of the Series C preferred stock. Subsequent to the exchange, PSINet converted the exchanged Series C preferred stock into approximately 7.4 million shares of PSINet common stock, which are held as treasury shares.

   The following unaudited pro forma condensed combined balance sheet at March 31, 2000 presents, on a pro forma basis, PSINet's condensed combined financial position assuming the following had occurred on March 31, 2000:

  . PSINet's acquisition of Metamor and the simultaneous investment in Xpedior.

   The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 presents, on a pro forma basis, PSINet's condensed combined results of operations assuming each of the following had occurred on January 1, 1999:

  . PSINet's acquisition of Metamor and the simultaneous investment in Xpedior;

  .  PSINet's acquisition of TNI;

  . PSINet's acquisitions during 1999 of Planete.net S.A.R.L., Satelnet S.A., Telelinx Ltd., Horizontes Internet Ltd., Wavis Equipamentos de Informatica Ltd., Sao Paulo On-Line Ltda., Internet de Mexico S.A. de C.V., Datanet S.A. de C.V., The Internet Company, Caribbean Internet Service Corp., The Internet Access Company, Argentina On-Line S.A., CSO.net Telecom Services GmbH, Intercomputer, S.A. and Intercomputer Soft, S.A., ABAFoRUM S.A., Netwing EDV-Dienstleistungs GmbH, Global Link, Netsystem S.A., Domain Acesso e Servicos Internet Ltda, Netline Communicaciones S.A., Sinfonet S.A., Vision Network Limited, Servnet Servicos de Informatica e Communicacao Ltda, Elender Informatikai, Infase Comunicaciones, S.L., Internet Network Technologies, Site Internet Ltda, TotalNet Inc, Terzomillennio S.L., Orbinet Telecommunications, Inc., ZebraNet, Inc., SPIN GmbH, Zircon, Mlink Internet, Inc., Netup, Lyceum, Telalink Corporation, Transaction Network Services, Inc, Alpha dot net, Netgate, JoinNet, Correionet, Lynx, and Pacwan, which we refer to collectively as the Other Acquisitions;

  . PSINet's February 2000 offering of its Series D preferred stock and the application of the net proceeds; and

  . the exchange of PSINet's Series C preferred stock and the subsequent conversion of the Series C preferred stock into PSINet's common stock held as treasury shares.

  The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2000 presents, on a pro forma basis, PSINet's condensed combined results of operations assuming the following had occurred on January 1, 1999:

  .  PSINet's acquisition of Metamor and the simultaneous investment in Xpedior;

  . PSINet's February 2000 offering of its Series D preferred stock and the application of the net proceeds; and

  . the exchange of PSINet's Series C preferred stock and the subsequent conversion of the Series C preferred stock into PSINet's common stock held as treasury shares.

   The acquisition of Metamor will be accounted for as a purchase business combination and, accordingly, the purchase price of Metamor will be allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets. PSINet has undertaken a study by an independent third party to determine the allocation of the total purchase price of PSINet's acquisition of Metamor.
Until the study is complete, PSINet is unable to determine the allocation of the total purchase price of Metamor. For purposes of this Pro Forma Financial Information, PSINet attributed the excess of the purchase price over the acquired net tangible assets for Metamor of $1.539 billion to goodwill with a twenty year estimated useful life. PSINet's management expects that a portion of the purchase price will be allocated to nongoodwill intangibles. To the extent that a portion of the purchase price of Metamor is allocated among other intangible assets with a useful life shorter than twenty years, the adjustment for amortization expense for the twelve months ended December 31, 1999 and for the three months ended March 31, 2000 would be higher. In addition, PSINet's management is in the process of assessing and formulating its integration plans. PSINet's management does not know the exact amount, if any, of restructuring and other costs to be included in purchase accounting but does not expect them to be material.

   The acquisition of TNI was accounted for as a purchase business combination and, accordingly, the purchase price of TNI has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets. PSINet engaged an independent third party to determine the allocation of the total purchase price of its acquisition of TNI. The evaluation for TNI indicated there were the following intangible assets present: existing technology, tradenames, customer contracts and relationships, existing workforce and goodwill, with estimated useful lives from three to 20 years, and approximately $84.0 million of purchased in-process research and development which is included in PSINet's historical consolidated retained deficit reflected in the unaudited pro forma condensed combined balance sheet and PSINet's historical loss from continuing operations available to common shareholders in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999.

   Each of the Other Acquisitions was paid for in cash and has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition.

   The Pro Forma Financial Information is not intended to be indicative of the results which would actually have been obtained had the transactions described above occurred on the dates indicated or the results which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that PSINet management believes to be reasonable under the circumstances. The unaudited pro forma condensed combined statement of operations does not give effect to any potential cost savings and synergies that could result from the acquisitions included in that statement. The Pro Forma Financial Information should be read in conjunction with PSINet's consolidated financial statements and notes to those financial statements included in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q as previously filed with the Securities and Exchange Commission and Metamor's consolidated financial statements and notes to those financial statements included in its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q as previously filed with the Securities and Exchange Commission.

                                  PSINET INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   For the Year Ended December 31, 1999
       (In millions of U.S. dollars, except per share and share amounts)

                                                                          Transaction
                                                                            Network
                                            Metamor          Metamor        Services
                          PSINet Inc.   Worldwide, Inc.  Worldwide, Inc.      Inc.         Other
                          Consolidated   Consolidated      Adjustments    Consolidated  Acquisitions
                          ------------  ---------------  ---------------  ------------  ------------
Internet access
 revenue................    $ 554.7         $  --            $               $152.8       $51.3
Services revenue........        --           577.0                              --          --
                            -------         ------           ------          ------       -----
   Total revenue........      554.7          577.0                            152.8        51.3
Operating costs and
 expenses:
 Data communications
  and operations........      396.4            --                              98.3        28.7
 Cost of services
  revenue...............        --           341.0                              --          --
 Selling, general and
  administrative........      182.5          174.3                             27.8        18.6
 Depreciation and
  amortization..........      166.5           26.0             62.0 (a)        17.6         3.6
 Charge for acquired
  in-process R&D........       88.7            --                               --          --
                            -------         ------           ------          ------       -----
  Total operating costs
    and expenses........      834.1          541.3             62.0           143.7        50.9
                            -------         ------           ------          ------       -----
(Loss) income from
 operations.............     (279.4)          35.7            (62.0)            9.1         0.4
Interest expense........     (193.1)         (21.4)                            (3.7)       (0.8)
Interest income.........       54.4            0.5                              1.4         0.2
Other income (expense),
 net....................       (0.9)           2.4                              --         (0.4)
                            -------         ------           ------          ------       -----
(Loss) income from
 continuing operations
 before income taxes....     (419.0)          17.2            (62.0)            6.8        (0.6)
Income tax benefit
 (expense)..............        2.8           (7.0)             5.0 (c)        (5.8)       (0.8)
                            -------         ------           ------          ------       -----
(Loss) income from
 continuing operations..     (416.2)          10.2            (57.0)            1.0        (1.4)
Return to preferred
 shareholders...........      (17.7)           --                               --          --
                            -------         ------           ------          ------       -----
(Loss) income from
 continuing operations
 available to common
 shareholders...........    $(433.9)        $ 10.2           $(57.0)         $  1.0       $(1.4)
                            =======         ======           ======          ======       =====
Basic and diluted loss
 per share from
 continuing
 operations(e)..........    $ (3.49)
                            =======
Shares used in computing
 basic and diluted loss
 per share from
 continuing operations
 (in thousands).........    124,386                          31,739
                            =======                          ======

                                  PSINET INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1999
       (In millions of U.S. dollars, except per share and share amounts)

                                                                         Pro
                                                         Adjustments    Forma
                                                         -----------   -------
Internet access revenue................................    $           $ 758.8
Services revenue.......................................                  577.0
                                                           ------      -------
    Total revenue......................................                1,335.8
Operating costs and expenses:
  Data communications and operations...................                  523.4
  Cost of services revenue.............................                  341.0
  Selling, general and administrative..................                  403.2
  Depreciation and amortization........................      62.4 (a)    338.1
  Charge for acquired in-process R&D...................                   88.7
                                                           ------      -------
    Total operating costs and expenses.................      62.4      1,694.4
                                                           ------      -------
(Loss) income from operations..........................     (62.4)      (358.6)
Interest expense.......................................       1.4 (b)   (217.6)
Interest income........................................                   56.5
Other income (expense), net............................                    1.1
                                                           ------      -------
(Loss) income from continuing operations before income
 taxes.................................................     (61.0)      (518.6)
Income tax benefit (expense)...........................       5.8 (c)      --
                                                           ------      -------
(Loss) income from continuing operations...............     (55.2)      (518.6)
Return to preferred shareholders.......................     (46.7)(d)    (64.4)
                                                           ------      -------
(Loss) income from continuing operations available to
 common shareholders...................................   $(101.9)     $(583.0)
                                                           ======      =======
Basic and diluted loss per share from continuing opera-
 tions.................................................                $ (3.55)
                                                                       =======
Shares used in computing basic and diluted loss per
 share from continuing operations (in thousands).......     8,155      164,280
                                                           ======      =======

                                  PSINET INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2000
       (In millions of U.S. dollars, except per share and share amounts)



                                           Metamor         Metamor
                          PSINet Inc.  Worldwide, Inc. Worldwide, Inc.                  Pro
                          Consolidated  Consolidated     Adjustments    Adjustments    Forma
                          ------------ --------------- ---------------  -----------    -----
Internet access
 revenue................    $ 222.9        $  --           $               $           $ 222.9
Services revenue........        --          158.4                                        158.4
                            -------        ------          ------          -----       -------
   Total revenue........      222.9         158.4                                        381.3
Operating costs and
 expenses:
 Data communications
  and operations........      163.6           --                                         163.6
 Cost of services
  revenue...............        --           96.9                                         96.9
 Selling, general and
  administrative........       74.8          65.6                                        140.4
 Depreciation and
  amortization..........      134.5           8.8            14.6 (f)                    157.9
 Restructuring charge...       16.9           --                                          16.9

 Costs related to
  planned distribution
  and sale of consumer
  business..............        1.1           --                                           1.1
                            -------        ------          ------          -----       -------
  Total operating costs
    and expenses........      390.9         171.3            14.6                        576.8
                            -------        ------          ------          -----       -------
(Loss) income from
 operations.............     (168.0)        (12.9)          (14.6)                      (195.5)
Interest expense........      (79.0)         (3.6)                                       (82.6)
Interest income.........       24.8           0.6                                         25.4
Other income (expense),
 net....................       33.6           6.6                                         40.2
                            -------        ------          ------          -----       -------
(Loss) income from
 continuing operations
 before income taxes....     (188.6)         (9.3)          (14.6)                      (212.5)
Income tax benefit
 (expense)..............        --            3.6            (1.3)(g)                      2.3
                            -------        ------          ------          -----       -------
(Loss) income from
 continuing operations..     (188.6)         (5.7)          (15.9)                      (210.2)
Return to preferred
 shareholders...........      (15.6)          --                            (3.2)(h)     (18.8)
                            -------        ------          ------          -----       -------
(Loss) income from
 continuing operations
 available to common
 shareholders...........    $(204.2)       $ (5.7)         $(15.9)         $(3.2)      $(229.0)
                            =======        ======          ======          =====       =======
Basic and diluted loss
 per share from
 continuing
 operations(e)..........    $ (1.35)                                                   $ (1.22)
                            =======                                                    =======
Shares used in computing
 basic and diluted loss
 per share from
 continuing operations
 (in thousands).........    150,848                        31,739          5,075 (i)   187,662
                            =======                        ======          =====       =======

                                  PSINET INC.

   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

       For the Year Ended December 31, 1999 and the Three Months Ended
                                March 31, 2000

   The pro forma adjustments outlined below present separate adjustments related to the acquisition of Metamor and the adjustments related to the other transactions reflected in the unaudited pro forma condensed combined statements of operations.

   The purchase price of each acquisition has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets of up to 20 years from the respective dates of acquisition.

   PSINet has undertaken a study by an independent third party to determine the allocation of the total purchase price of its acquisition of Metamor. Until the study is complete, PSINet is unable to determine the allocation of the total purchase price of Metamor. For purposes of this Pro Forma Financial Information, PSINet has attributed the excess of the purchase price over the acquired net tangible assets for Metamor of $1.539 billion to goodwill with an estimated twenty year useful life. To the extent that a portion of the purchase price of Metamor is allocated among other intangible assets with a useful life shorter than twenty years, the adjustment for amortization expense for the twelve months ended December 31, 1999 and the three months ended March 31, 2000 would be higher and PSINet would record a deferred tax liability relating to nongoodwill intangibles.

For the Year Ended December 31, 1999

   (a) Reflects the increase in amortization resulting from the allocation of the purchase price for the acquisition to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology relating to TNI and the other acquisitions and goodwill relating to Metamor). The assigned lives of the acquired intangible assets range from three to 20 years.

                                                                   Amortization
                                                                   ------------
                                                                   (millions of
                                                                       U.S.
                                                                     dollars)
      Metamor goodwill.............................................   $(76.9)
      Reversal of amortization of intangible assets included in
        Metamor's historical statement of operations...............     14.9
                                                                      ------
                                                                      $(62.0)
                                                                      ======

      TNI merger..................................................    $(42.2)
      Other acquisitions..........................................     (20.2)
                                                                      ------
                                                                      $(62.4)
                                                                      ======

   (b) Reflects the following:

                                                                     Interest
                                                                   ------------
                                                                   (millions of
                                                                       U.S.
                                                                     dollars)
      Interest expense avoided through assumed repayment of the
       TNI revolving credit facility as of January 1, 1999........    $  1.8
      Other.......................................................      (0.4)
                                                                      ------
                                                                      $  1.4
                                                                      ======

                                  PSINET INC.

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS--
                                  (Continued)

       For the Year Ended December 31, 1999 and the Three Months Ended
                                March 31, 2000


   (c) Reversal of tax expense recorded by Metamor and TNI as a result of availability of PSINet taxable losses for the periods presented to offset Metamor and TNI taxable income.

   (d) Reflects the following:

                                                            Return to Preferred
                                                               Shareholders
                                                            -------------------
                                                               (millions of
                                                               U.S. dollars)
      Dividends on the Series D preferred stock ...........      $(55.3)
      Dividends on the Series C preferred stock avoided
       through assumed exchange for common stock as of Jan-
       uary 1, 1999........................................         8.6
                                                                 ------
                                                                 $(46.7)
                                                                 ======

   (e) Basic and diluted loss per share are computed using net loss available to common shareholders divided by the weighted average number of shares of PSINet's common stock that were outstanding during the period presented and assumes that the issuance of approximately 31.7 million shares of PSINet's common stock in connection with the acquisition of Metamor and the aggregate issuance in February and March 2000 of approximately 8.2 million shares of PSINet's common stock in connection with the Series C preferred stock exchange had occurred on January 1, 1999. Because all common stock equivalents are antidilutive, basic and diluted loss per share are the same for all periods presented.

For the Three Months Ended March 31, 2000

   (f) Reflects the increase in amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology relating to TNI and the other acquisitions and goodwill relating to Metamor). The assigned lives of the acquired intangible assets range from three to 20 years.

                                                                   Amortization
                                                                   ------------
                                                                   (millions of
                                                                       U.S.
                                                                     dollars)
      Metamor goodwill.............................................   $(19.3)
      Reversal of amortization of intangible assets included in
        Metamor's historical statement of operations...............      4.7
                                                                      ------
                                                                      $(14.6)
                                                                      ======

                                  PSINET INC.

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS--
                                  (Continued)

       For the Year Ended December 31, 1999 and the Three Months Ended
                                March 31, 2000


   (g) Reversal of tax expense recorded by Metamor as a result of availability of PSINet taxable losses for the periods presented to offset Metamor taxable income.

   (h) Reflects the following:

                                                             Return to Preferred
                                                                Shareholders
                                                             -------------------
                                                                (millions of
                                                                U.S. dollars)
      Dividends on the Series D preferred stock............        $ (4.8)
      Dividends on the Series C preferred stock avoided
       through assumed exchange for common stock as of Jan-
       uary 1, 1999........................................           1.6
                                                                   ------
                                                                   $ (3.2)
                                                                   ======

   (i) Basic and diluted loss per share are computed using net loss available to common shareholders divided by the weighted average number of shares of PSINet's common stock that were outstanding during the period presented and assumes that the issuance of approximately 31.7 million shares of PSINet's common stock in connection with the acquisition of Metamor and the aggregate issuance in February and March 2000 of approximately 8.2 million shares of PSINet's common stock in connection with the Series C preferred stock exchange had occurred on January 1, 1999. Because all common stock equivalents are antidilutive, basic and diluted loss per share are the same for all periods presented.

                                  PSINET INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             As of March 31, 2000
                         (In millions of U.S. dollars)

                                           Metamor         Metamor
                          PSINet Inc.  Worldwide, Inc. Worldwide, Inc.     Pro
                          Consolidated  Consolidated     Adjustments      Forma
                          ------------ --------------- ---------------   --------
ASSETS
Current assets:
 Cash and cash
  equivalents...........    $1,425.3       $ 31.5                        $1,456.8
 Restricted cash and
  short-term
  investments...........       158.7          --                            158.7
 Short-term investments
  and marketable
  securities............       439.8          --                            439.8
 Accounts receivable,
  net...................       112.2        194.0                           306.2
 Prepaid expenses and
  other current assets..       123.4         32.5                           155.9
                            --------       ------                        --------
 Total current assets...     2,259.4        258.0                         2,517.4
Property, plant and
 equipment, net.........     1,528.4         61.7                         1,590.1
Goodwill and other
 intangibles, net.......     1,154.8        601.5         $ (601.5)(b)
                                                           1,539.5 (b)    2,694.3
Other assets and
 deferred charges.......       198.9         46.9                           245.8
                            --------       ------         --------       --------
 Total assets...........    $5,141.5       $968.1         $  938.0       $7,047.6
                            ========       ======         ========       ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of
  debt..................    $  119.9                                     $  119.9
 Trade accounts
  payable...............       143.7       $ 10.9                           154.6
 Accrued payroll and
  related expenses......        33.7         22.5                            56.2
 Other accounts payable
  and accrued
  liabilities...........        95.9         76.7         $   22.3 (c)      194.9
 Accrued interest
  payable...............        73.5          0.9                            74.4
 Deferred revenue.......        31.9          4.2                            36.1
                            --------       ------         --------       --------
 Total current
  liabilities...........       498.6        115.2             22.3          636.1
Long-term debt..........     3,159.7        218.9                         3,378.6
Deferred income tax
 liabilities............        13.8          2.4             (2.4)(b)       13.8
Other liabilities.......        83.8          3.3                            87.1
Minority interest.......         --         173.9           (137.7)(b)       36.2
                            --------       ------         --------       --------
 Total liabilities......     3,755.9        513.7           (117.8)       4,151.8
                            --------       ------         --------       --------
Shareholders' equity:
 Convertible preferred
  stock, Series C.......       189.7          --                            189.7
 Convertible preferred
  stock, Series D.......       749.1          --                            749.1
 Common stock...........         1.6          0.3             (0.3)(d)
                                                               0.3 (a)        1.9
Capital in excess of par
 value..................     1,434.0        308.6            137.7 (b)
                                                            (446.3)(d)
                                                           1,509.9 (a)    2,943.9
Accumulated (deficit)
 earnings...............    (1,065.8)       141.2           (141.2)(d)   (1,065.8)
 Treasury stock.........         --           --
 Accumulated other
  comprehensive income..       139.1          4.3             (4.3)(d)      139.1
 Bandwidth asset to be
  delivered under IXC
  agreement.............       (62.1)         --                            (62.1)
                            --------       ------         --------       --------
 Total shareholders'
  equity................     1,385.6        454.4          1,055.8        2,895.8
                            --------       ------         --------       --------
 Total liabilities and
  shareholders' equity..    $5,141.5       $968.1         $  938.0       $7,047.6
                            ========       ======         ========       ========

                                  PSINET INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             As of March 31, 2000

   Reflects the acquisition of Metamor and other events as if they had occurred on March 31, 2000, including:

     (a) the assumed issuance of approximately 31.7 million shares of PSINet common stock in connection with the Metamor acquisition (the shares of PSINet common stock assume a value of $43.35 per share, based on the average of the closing price of PSINet common stock for the period from March 20, 2000 through March 24, 2000).

     (b) PSINet has undertaken a study by an independent third party to determine the allocation of the total purchase price of the acquisition of Metamor. Until the study is complete, PSINet is unable to determine the allocation of the total purchase price of Metamor. For purposes of this Pro Forma Financial Information, PSINet has attributed the excess of the purchase price over the acquired net tangible assets for Metamor of $1.539 billion to goodwill with an estimated twenty year useful life. To the extent that a portion of the purchase price of Metamor is allocated among other intangible assets, PSINet would record a deferred tax liability related to the nongoodwill intangibles and additional goodwill. The adjustment also includes reversal of historical goodwill that Metamor had on its balance sheet.

     (c) the estimated closing costs associated with the Metamor acquisition.

     (d) the elimination of the Metamor common stock, capital in excess of par value, retained earnings and accumulated other comprehensive income.